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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FelCor Suite Hotels, Inc. on Form S-8 of our report regarding PSH Master L.P.I. dated February 14, 1997 (except for Note 12 as to which the date is May 30, 1997), which expresses an unqualified opinion on those financial statements and includes an explanatory paragraph about the entity's ability to continue as a going concern, appearing in Form 8-K of FelCor Suite Hotels, Inc., and to the reference to us under the heading "Experts" in Form S-8.

DELOITTE & TOUCHE LLP

Columbus, Ohio
July 31, 1997